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                                                                      EXHIBIT 21


                 SUBSIDIARIES OF RENCO STEEL HOLDINGS, INC.

                                                                 JURISDICTION OF
SUBSIDIARY                                                        ORGANIZATION

WCI Steel, Inc.                                                       Ohio

Niles Properties, Inc.                                                Ohio

Youngstown Sinter Company                                             Ohio

WCI Steel Metallurgical Services Inc.                                 Ohio

WCI Steel Production Control Services Inc.                            Ohio

WCI Steel Sales LP                                                    Ohio